UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2006

Fairchild Semiconductor International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15181	043363001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

82 Running Hill Road, South Portland, Maine		04106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	207-775-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

At our annual stockholders’ meeting held on May 3, 2006, stockholders approved changes to the Fairchild Semiconductor Stock Plan. The changes include, among other things, increasing the number of shares of our common stock that may be issued under the plan by 3,546,399 shares, and increasing the limit on the number of shares that may be issued during the term of the plan under "full-value awards" (awards that are other than stock options and SARs). A total of 35,189,731 shares may be issued pursuant to awards under the plan, as amended, and no more than 3,500,000 shares may be issued during the term of the plan under "full-value awards". No more than 500,000 shares may be granted under "full-value awards" that are performance-based to any participant in any of our fiscal years. Employees, non-employee directors and consultants who are selected by the compensation committee of our board of directors are eligible to participate in the plan. Under the plan, the committee may grant awards of stock options, stock appreciation rights (SARs), restricted stock including performance units, deferred stock units (DSUs), tax offset bonuses and other stock-based awards. Options may not be granted under the plan with exercise prices lower than the fair-market value of underlying shares on the grant date, unless the exercise price is based on the achievement of performance goals or tied to our stock price performance measured against an index of peer companies. Grants of restricted stock and DSUs that are not performance-based must have vesting periods over at least three years, except in cases of a director’s retirement from the board after age 65, or after age 55 if the director’s age plus elapsed years of continuous service on the board equals 65 or more. If the restricted stock and DSU awards are performance-based, then performance must be measured over a period of at least one year. Shares not issued due to cancellation, expiration or forfeiture of an award, or settlement of an award in cash do not reduce the number of shares available for issuance under the plan. No awards may be granted under the plan after May 3, 2016, except that any award granted before then may extend beyond that date. The foregoing description of plan terms is qualified in its entirety by reference to the actual terms of the plan, which is attached as Exhibit 10.1 to this report. For additional information about the plan, refer to Proposal 2 on pages 6-20 of our proxy statement on Schedule 14A for our 2006 annual stockholders’ meeting, as filed with the Securities and Exchange Commission on March 31, 2006, which is incorporated herein by reference.

On May 3, 2006, we granted 10,000 deferred stock units to William N. Stout, our independent chairman elected by the board of directors after our 2006 annual stockholders’ meeting, and 7,000 deferred stock units to the following non-employee directors, in accordance with our director compensation program: Richard A. Aurelio, Charles P. Carinalli, Charles M. Clough, Robert F. Friel, Thomas L. Magnanti, Kevin J. McGarity, Bryan R. Roub and Ronald W. Shelly. The DSU awards, made pursuant to the terms of the Fairchild Semiconductor Stock Plan, will vest in one-third increments on the last date prior to the date on which we hold our 2007, 2008 and 2009 annual stockholders’ meetings, subject to earlier vesting upon the director's retirement from the board after age 65, or after age 55 if the director's age plus elapsed years of continuous service on the board equals 65 or more. The non-employee directors will receive shares underlying vested DSUs on the earliest to occur of (1) the end of the director's service on the board for any reason other than removal for cause, (2) the director's disability, (3) the director's death or (4) the date chosen by the director at the time of the award, which date must be a minimum of five years following the date of our 2006 annual stockholders’ meeting.

On May 3, 2006, based upon the recommendation of its compensation committee, our board of directors approved changes to our non-employee director compensation program to provide the following compensation for the independent chairman of the board. Under the program, the independent chairman receives a cash retainer of $150,000 per year and an award of 10,000 DSUs per year of service. The DSUs are awarded pursuant to the terms of the Fairchild Semiconductor Stock Plan and will vest in one-third increments on the first three anniversaries of the annual meeting date, subject to earlier vesting upon the chairman’s retirement from the board after age 65, or after age 55 if the chairman’s age plus years of service on the board equal 65 or more. The chairman will receive shares underlying vested DSUs on the earliest to occur of (1) the end of the chairman’s service on the board for any reason other than removal for cause, (2) the chairman’s disability (as defined in the plan), (3) the chairman’s death or (4) the date chosen by the chairman at the time of the award. The date chosen must be a minimum of three years following the grant date, or such longer minimum period as established by the compensation committee. The committee has initially set this period at five years. The independent chairman does not receive additional fees for committee service. In addition, our board authorized the compensation committee to increase the annual award of DSUs to the independent chairman to up to two times the annual equity award made to the independent directors, subject to stockholder approval at our 2007 annual stockholders' meeting of amendments to the Fairchild Semiconductor Stock Plan that would be required to implement such a change.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At our annual stockholders’ meeting held on May 3, 2006, stockholders elected all eleven nominees to the board of directors. As previously announced, following the stockholders’ meeting Kirk P. Pond retired as chairman of the board of directors effective as of the 2006 annual stockholders’ meeting and promptly following the meeting the board elected William N. Stout as the new chairman from among the independent board members. Mr. Pond will continue as a member of the board of directors. Joseph R. Martin did not stand for re-election this year and retired from the board effective May 3, 2006.

On May 3, 2006, our board of directors elected the following directors to the committees against which their names appear below, each to serve until replaced by the board of directors:

Nominating and Governance Committee:
Charles P. Carinalli, Charles M. Clough, Thomas L. Magnanti, Kevin J. McGarity and Ronald W. Shelly

Audit Committee:
Richard A. Aurelio, Robert F. Friel and Bryan R. Roub

Compensation Committee:
Charles P. Carinalli, Thomas L. Magnanti, Kevin J. McGarity and Ronald W. Shelly

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2006, our board of directors unanimously approved amendments to our bylaws. The amendments reflect the separation of the roles of chairman and chief executive officer resulting from the election by the board of directors of William N. Stout as the new independent chairman on May 3, 2006. The amended bylaws became effective upon their adoption by the board of directors. A copy of our amended bylaws is attached as Exhibit 3.01 to this report and is incorporated herein by reference. Our bylaws are also available at the corporate governance section of our web site at http://governance.fairchildsemi.com.

Item 7.01 Regulation FD Disclosure.

On May 3, 2006, our board of directors unanimously approved amendments to our corporate governance guidelines to reflect the roles of the independent chairman and chief executive officer resulting from the election by the board of directors of William N. Stout as the new independent chairman on May 3, 2006. The amended corporate governance guidelines became effective upon their adoption by the board of directors. A copy of our amended corporate governance guidelines is attached as Exhibit 7.01 to this report and is incorporated herein by reference. Our corporate governance guidelines are also available at the corporate governance section of our web site at http://governance.fairchildsemi.com.

Item 9.01 Financial Statements and Exhibits.

3.01 Bylaws (as amended through May 3, 2006).
7.01 Corporate Governance Guidelines (as amended through May 3, 2006).
10.1 Fairchild Semiconductor Stock Plan, as amended on May 3, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

May 5, 2006	By:	Paul D. Delva

Name: Paul D. Delva
Title: Sr. V.P., General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.01	Bylaws (as amended through May 3, 2006).
7.01	Corporate Governance Guidelines (as amended through May 3, 2006).
10.01	Fairchild Semiconductor Stock Plan, as amended on May 3, 2006.